UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

COMMERCE ENERGY GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 258-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
SIGNATURES

Item 1.02. Termination of a Material Definitive Agreement.

See the disclosure under Item 2.01 of this report, which is incorporated by reference into this Item 1.02 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 28, 2005, Commonwealth Energy Corporation (“Commonwealth”), a wholly-owned subsidiary of Commerce Energy Group, Inc., made a strategic decision to discontinue service to certain customer segments in the PECO Energy (Pennsylvania) service territory, specifically certain segments of residential and small commercial customers. In connection with this strategic decision, Commonwealth sold back supply commitments related to serving those customer segments to Exelon Generation Company LLC. The supply commitments would have provided Commonwealth with electricity to serve the customers’ electricity requirements through May 2006. The sale of the supply commitments back to Exelon resulted in a payment of $9.3 million to Commonwealth. Commonwealth will continue to serve other customer segments in the PECO service territory from existing supply contracts with other wholesale suppliers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc.. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: February 2, 2005	By:	/s/ RICHARD L. BOUGHRUM
		Name:	Richard L. Boughrum
		Title:	Senior Vice President and Chief Financial Officer